      Working Translation of deed no 293/2004 as signed on 5 December 2004

                                  EXHIBIT 10.23

                                Deed No 293/2004

                                PURCHASE CONTRACT

   Today, December 5th, two thousand and four

                              - December 5, 2004 -

appeared before me, Etienne Petitpierre

Notary public with official place of business in Basel, Switzerland in my office premises in Gerbergasse 1, 4001, Switzerland

1.    Mr. Ulrich Wuseke,
      born 8 December 1955
      with business address Merkurallee 1- 15
      D-32339 Espelkamp, Germany

            acting not in his own name, but according to powers of attorney dated 26 November 2004 and 3 December 2004 presented to the notary in the originals and taken to the files as photocopies on behalf of

a)    Mr. Paul Gauselmann
      born 26 August, 1934
      residing at Alter Moorweg 11,
      32339 Espelkamp, Germany

                                       - henceforth also called "Seller I" -

And

b)    Mr. Michael Gauselmann,
      born 28 November, 1955
      residing at Frotheimer Weg 54,
      32339 Espelkamp,
      Germany

                                          - henceforth also called "Seller II" -

            - Seller I and Seller II together henceforth also called "Sellers" -

2.    Dr. Bernd Meyer-Witting,
      born 2 July 1960
      with business address at Mainzer     Landstr. 46
      60325 Frankfurt am Main,
      Germany,

      acting here not in his own name, but as representative with sole power of representation for GTECH Corporation, 55 Technology Way, West Greenwich, Rhode Island, 02817 USA,

                                              - henceforth also called "Buyer" -

The persons present regarding Nos. 1 and 2 identified themselves by presenting their identity cards.

Based on the official document submitted to me today and which bears the authentication of the Secretary of State of the State of Delaware, I, the undersigned notary public, certify that the person who appeared under No. 2 in accordance with the power of attorney dated 29 November 2004 has sole power to represent the Buyer.

The Notary Public asked each of the persons appearing whether he or any other persons linked with him for the joint exercise of their profession had already acted or presently acts in the following recorded matter other than in an official capacity. Those appearing declared that this was not the case.

At the request of the persons appearing before me, I herewith certify the below

                                PURCHASE CONTRACT

SECTION 1 OBJECT OF THE CONTRACT

The Sellers I and II own indirectly or directly almost all shares of the companies of the "Atronic Group," as shown in APPENDIX SECTION 1, which is a part of the "Family Gauselmann Group". Members of the Family Gauselmann Group include all entities ("juristische Personen, Personengesellschaften") which are either directly or indirectly controlled by one or more members of the Family Paul Gauselmann (Paul Gauselmann, Katrin Gauselmann, Michael Gauselmann, Armin Gauselmann und Karsten Gauselmann).

1.1 The Sellers I and II are the owners of the shares of ATRONIC INTERNATIONAL GMBH, registered under HRB 8573 in the commercial register of the district court Bad Oeynhausen, with registered seat in Borsigstra(beta)e 26, 32312 Lubbecke (henceforth also called "AI"). The share capital of AI currently amounts to EUR 301,730.00 and is divided into two shares, owned by the Sellers as follows:

1.1.1 Seller I owns a share in the company with the nominal amount of EUR 120,680.00; 1.1.2 Seller II owns a share in the company with the nominal amount of EUR 181,050.00.

1.1.2 Seller II owns a share in the company with the nominal amount of EUR 181,050.00.

1.1.3 The share capital will shortly be increased up to EUR 302.000,00. As a consequence, Seller I will own a share in AI with a nominal value of EUR 120,800.00, and Seller II will own a share in AI with a nominal value of EUR 181,200.00.

1.2   The current articles of association of AI are dated 23 October 2002.

1.3 AI on its part owns shares in the following companies and their subsidiary companies (henceforth also called "AI-Subsidiaries" as a whole), as is evident from APPENDIX SECTION 1.3:

1.3.1 AI is the owner of all issued shares with a total nominal amount of EUR 18,000.00 (Geplaatst Kapital - 180 shares at EUR 100 each) of ATRONIC SYSTEMS B.V., with registered seat in NL 2132 DP Hoofddorp, Tuinweg 6-10, registered with the Kamer van Koophandel Amsterdam in Amsterdam with file number 34181376, whose issued share capital is fully paid up.

      Atronic Systems B.V. in turn owns shares in the following subsidiary companies:

(a)   Atronic Systems B.V. directly owns 960 shares with a nominal value of EUR
      150.00 each and thus 96 % of the share capital of EUR 150,000.00 of MONACO INFORMATIQUE SYSTEMES S.A.M., registered with the Repetoire du Commerce et de l'Industrie a Monaco under number 91 S 02723, with registered seat in Fontevielle, Gildo Pastor Center 7, Rue du Gabian, MC 98013 Monaco. Messrs Christian Fabre, Julien Cohen, Ludwig Beckmann and Gerhard Burda each own 1 % of the share capital (= 10 shares with a nominal value of 150.00 EUR each) in trust as managers for Atronic Systems B.V. The share capital has been fully paid up.

      Monaco Informatique Systemes S.A.M. in turn owns 700 shares with a nominal value of 230.00 EUR each and thus 70 % of the share capital in MIS EUROPEAN ALLIANCE S.A.M. with registered seat in Fontevielle, Gildo Pastor Center 7, Rue du Gabian, MC 98013 Monaco, which has been founded in Monaco but has not yet been registered. Further shareholders, each with a 10 % (100 shares at 230.00 EUR each) share are the Austrian Gaming Industrie GmbH, Universal Desassarollos Electronicus S.A. and Atronic International GmbH.

(b) Atronic Systems B.V. owns all shares of the MIS INTERNATIONAL FRANCE SAS with registered seat in 1300 Rue des Cretes, 06560 Valbonne, registered at the RCZ de Grasse with file number B 439651684. This company has a share capital of EUR 40,000.00 (400 shares with a nominal value of EUR 100.00 each). The share capital has not been paid up. Mr. Christian Fabre is its president.

(c) Furthermore, Atronic Systems B.V. owns all shares of the ATRONIC SYSTEMS INC. (formerly known as Monaco Information Systems USA, Inc), a company established under the laws of Nevada, USA with registered seat in 16537 N. 2 Street, Scottsdale, Arizona 85260 which has an authorized share capital of 500,000 shares with no par value.

(d) Furthermore, Atronic Systems B.V. owns all of the shares of GRIPS MANAGEMENT GMBH, with registered seat at Parkring 12, A-8074 Grambach (Austria) and registered in the commercial register of the Republic of Austria with file-number FN 35723I. GRIPS Management GmbH has a share capital of EUR 83,100.00, which is fully paid up. An up-to-date excerpt from the Commercial Register is attached hereto as APPENDIX SECTION 1.3(d).

      GRIPS Management GmbH owns the entire share capital of ATRONIC SYSTEMS GMBH, with the same registered seat and registered in the commercial register of the Republic of Austria with file-number FN 48990, with one share with a nominal value of EUR 36,400.00 which is fully paid up.

      Furthermore, GRIPS Management GmbH is the sole shareholder of GRIPS SYSTEM USA Inc., with registered seat at PO Box 3675 Walnut Creek, CA 94598 USA.

      Furthermore, GRIPS Management GmbH owns 100 % of the shares of GRIPS RSA with registered seat at 33 Wessel Road, Rivonia, 2128 Republic of South Africa.

(e) Atronic Systems B.V. owns 70 % (= 700.00 AUS $) of the total share capital of 1,000.00 AUS $ of MIS INTERNATIONAL ASIA PACIFIC PTY. LTD. The other shareholder owning the remaining 30 % (= 300.00 AUS $) is Universal Distributing of Nevada Inc.

      The MIS International Asia Pacific Pty. Ltd. in turn is the sole shareholder of MIS INTERNATIONAL ASIA PACIFIC (AFRICA) PTY. LTD. The capital of this company amounts to 100.00 ZAR.

1.3.2 AI owns 98 % of the total share capital of 1,000.00 Soles (98 registered shares at 10.00 Soles) of ATRONIC PERU S.A., registered in the commercial register of Lima with registration number 138679 and with registered seat at Matir Oaja 201, Oficina 401, Lima 18, Mira Flores, Peru; 1 % (1 registered share at 10 Soles) each are owned by Messrs Paul Gauselmann and Michael Gauselmann.

1.3.3 AI directly owns 80 % of the registered share capital in the total amount of Pesos 30,000.00 of ATRONIC ARGENTINA S.R.L., with registered seat in Buenos Aires and registered under 2286, Book 57, Volume B Registro Publico de Comercio. Furthermore, AI indirectly and by means of a trustee relationship with Dr. M. Jebsen owns also the further 20 % in the share capital (one share with a nominal value of Pesos 6,000.00) of this company.

1.3.4 AI is the owner of the entire share capital amounting to 175,000.00 Rubel of ATRONIC RUSS OOO with registered seat in Moscow, which is registered in the Unified Register for Foreign Legal Entities in Moscow with registration number 1047796756193.

      This company was registered on 8 October 2004 and is not yet operationally active.

1.3.5 Finally, AI owns all shares with a nominal value of EUR 300,000.00 in ATRONIC AUSTRIA HOLDING AG, a joint stock company established on 25 November 2004 with registered seat in Seering 13 - 14 in A-8141 Unterpremstatten and a fully paid up share capital of EUR 300,000.00. The establishment of this company was notified on 29 November 2004 but is not yet registered in the Companies Register of the State court of Graz.

      Atronic Austria Holding AG in turn owns the only share with a nominal value of EUR 300,000.00 in ATRONIC HOLDING GMBH, a company established on 25 November 2004 as limited liability company and immediately reorganized into a joint stock company with registered seat in Seering 13 - 14 in Unterpremstatten; the establishment of this company was notified to to the Companies Register of the Local Court of Graz on 29 November 2004 but is not registered yet.

1.4 The Sellers I and II furthermore hold all shares in the following two companies (henceforth called "the Sister Companies") as well as indirectly in their subsidiary companies, as evidenced in APPENDIX SECTION 1.4 (AI and its Sister Companies henceforth also called "Parent Companies"):

1.4.1 The Sellers I and II own all shares in ATRONIC AUSTRALIEN GMBH with registered seat in Espelkamp (henceforth called "ATRONIC AUSTRALIEN"), registered under HRB 8835 in the commercial register of the Bad Oeynhausen District Court. The share capital totalling DM 1,120,000.00 is divided into three shares as follows: Seller I owns a share with a nominal value of DM 448,000.00 and Seller II owns two shares, one with a nominal value of DM 560,000.00 and the other with a nominal value of DM 112,000.00. The share capital has been fully paid up.

      Atronic Australien in turn is the sole shareholder in ATRONIC AUSTRALIA PTY. LIMITED, registered under ACN 082 236 217 with a share capital of AUS $ 2,000,000.00. The company's registered seat is at South Melbourne 3205 / Victoria.

1.4.2 Seller I and II - in equal parts - own all interests in ATRONIC AMERICAS, LLC (henceforth called "ATRONIC AMERICAS") whose initial capital contributions amounted to US$ 13,300,000.00, and which is registered in the State of Nevada.

      Atronic Americas in turn is the sole shareholder in ATRONIC NEVADA LLC with an initial share capital of US$ 10,000.00, which is registered in the state of Nevada.

1.5 There exists an "ATYPICAL SILENT PARTNERSHIP" between AI and the Sellers I and II ("Atypical Silent Partnership"). The participations (capital accounts) are, according to Section 4 No. 1 of the partnership agreement, dated 25 December 1994, with changes dated 16 February 1996, 13 June 1997, 08 December 1997, 19 December 1998, 23 December 1999, 21
         December 2000, and a further increase of the capital as yet to be carried out, owned as follows:

Atronic:                         EUR 302,000.00
(2 %)
Seller I:                      EUR 5,919,200.00
(39,2 %)
Seller II:                     EUR 8,878,800.00
(58,8 %                       -----------------
Total:                        EUR 15,100,000.00
(100 %)

1.6 A description of the equity structures as of 31 December 2003 of the companies belonging to the Atronic-Group is attached as APPENDIX SECTION 1.6.

1.7 The Sellers I and II are entitled and required to liquidate or dispose of (without any assets) the following no longer operating companies without incurring costs for the Buyer if possible by the Closing Date:

-     MIS European Alliance S.A.M.;

-     GRIPS System USA Inc.;

-     GRIPS RSA;

-     MIS International Asia Pacific Pty. Ltd.; and

-     MIS International Asia Pacific (Africa) Pty. Ltd.

SECTION 2 PURCHASE STATEMENTS

2.1   Statements regarding AI:

2.1.1 The share indicated in Section 1.1.1 after the increase of the share pursuant to Section 1.1.3 has to be split into two shares with a nominal value of EUR 45,300.00 (in words: EUR forty-five thousand three hundred) and a nominal value of EUR 75,500.00 (in words: EUR seventy-five thousand five hundred). Seller I sells a partial share with a nominal value of EUR 45,300.00 to the Buyer.

2.1.2 The share indicated in Section 1.1.2 after the increase of the share capital pursuant to Section 1.1.3 has to be split into two shares with a nominal value of EUR 105,700.00 (in words: EUR one hundred and five thousand seven hundred) and a nominal value of EUR 75,500.00 (in words:
      EUR seventy-five thousand five hundred). Seller II sells a partial share with a nominal value of EUR 105,700.00 to the Buyer.

2.1.3 The Sellers shall approve the sale/purchase provided for above and the future transfers at a shareholders' meeting of AI to be held on the Transaction Date (as provided for in Section 17.1). Furthermore, they shall make all statements und take all actions necessary in order to consummate this contract pursuant to this contract.

2.1.4 AI has irrevocably agreed to the split of the shares mentioned in Section
      1.1.1 and Section 1.1.2 and the sale of parts of the shares with the statement attached as APPENDIX SECTION 2.1.4 to this document.

2.1.5 The profits until the Transaction Date, at least, however, until the Closing Date, which are realized on the shares mentioned in Section 1.1.3, belong to the Sellers, provided the profits do not belong to the atypical silent partners according to the partnership agreement of the Atypical Silent Partnership. Prior to the Transaction Date, the Sellers are entitled to pay out balance sheet profits from expired financial years. The Sellers are furthermore entitled to declare and pay out reasonable interim dividends with respect to an ongoing financial year until the Transaction Date. If the interim dividends exceed the profit to which Sellers are entitled to, then the Sellers have to repay such amounts to the distributing company and to indemnify the Buyer immediately from all claims by the company to repay the received dividends.

2.2   Statements regarding Atronic Australien:

2.2.1 The share of Seller I indicated in Section 1.4.1 with a nominal value of DM 448,000.00 has to be split into two shares with a nominal value of DM 168,000.00 (in words: DM one-hundred sixty-eight thousand) and a nominal value of DM 280,000.00 (in words: DM two-hundred eighty thousand). Seller I sells a partial share with a nominal value of DM 168,000.00 to the Buyer.

2.2.2 The share of Seller II indicated in Section 1.4.1 with a nominal value of DM 560,000.00 has to be split into two shares with a nominal value of DM 280,000.00 (in words: DM two-hundred eighty thousand) each. Seller II sells one of these partial shares with a nominal value of

      DM 280,000.00 to the Buyer.

2.2.3 Beside the above, Seller II sells his other share mentioned in Section
      1.4.1 with a nominal value of DM 112,000.00 as well to the Buyer.

2.2.4 The Sellers shall approve the sale/purchase provided for above and the future transfer at a shareholders' meeting of Atronic Australien to be held on the Transaction Date. Furthermore, they shall make all statements und take all actions necessary in order to consummate this contract pursuant to this contract.

2.2.5 Atronic Australian has irrevocably agreed to the split of the shares mentioned in Section 2.1.1 and Section 2.2.2 and the sale of parts of the shares with the statement attached as APPENDIX SECTION 2.2.5 to this document.

2.2.6 The profits until the Transaction Date, at least, however, until the Closing Date, which are realized on the shares mentioned in Section 1.4.1 belong to the Sellers. Prior to the Transaction Date, the Sellers are entitled to pay out balance sheet profits from expired financial years. The Sellers are furthermore entitled to declare and pay out reasonable interim dividends with respect to an ongoing financial year before the Transaction Date. If the interim dividend exceed the profits to which the Sellers are entitled to, then the Sellers have to repay such amounts to the distributing company and to indemnify the Buyer immediately from all claims by the company to repay the received dividends.

2.3   Statements regarding Atronic Americas:

2.3.1 The Seller I agrees to sell 50% of his membership interest in Atronic Americas to the Buyer.

2.3.2 The Seller II agrees to sell 50% form his membership interest in Atronic Americas to the Buyer.

      All profits and losses of Atronic Americas for the period beginning January 1, 2004 until Closing Date shall be allocated to the Sellers as regulated in the operating agreement and such allocations shall be taken into account under in Sellers' capital accounts in the company.

      For this purpose, profits and losses and capital accounts shall be defined and maintained in accordance with the regulations under Section 704(b) of the Internal Revenue Code of 1986, as amended.

      Upon the sale of 50% of the Sellers' interest in the company, the Purchaser shall assume 50% of the capital account associated with the interest in the company that it acquires.

      At any time until the Closing Date, the Sellers may at their sole discretion cause the company to make distributions to the Sellers but not in excess of the aggregate profits that have been allocated to the Sellers' capital accounts in the company since the end of 2003.

      In addition, the Sellers may at their sole discretion at any time until the Transaction Date cause the company to make distributions to the Sellers in excess of the post-2003 profits that have been allocated to the Sellers' capital accounts through the end of the year preceding such distribution as long as the aggregate amount of such the allocated profits exceeding distributions does not exceed a reasonable estimate of the profits the company will realize during the year in which such distributions are made.

      At any time prior to the Transaction Date, Sellers may in their sole discretion make loans to the company out of distributions described in the preceding two sentences of this section. Sellers are free to set any reasonable terms for such loans, including a schedule for the repayment of principal.

2.4 Statement regarding Atronic Peru S.A.: The Seller I sells registered share with a nominal amount of 10 Soles to the Buyer.

2.5   Statement regarding the Atypical Silent Partnership:

2.5.1 The Seller I agrees to sell from his participation (capital account) in the Atypical Silent Partnership amounting to EUR 5,919,200.00 a participation amounting to EUR 2,219,700.00 to the Buyer.

2.5.2 The Seller II agrees to sell from his participation (capital account) in the Atypical Silent Partnership amounting to EUR 8,878,800.00 a participation amounting to EUR 5,179,300.00 to the Buyer.

2.5.3 After consummation of the sale of the participations pursuant to Section
      2.5.1 and Section 2.5.2, the participations in the Atypical Silent Partnership (capital accounts) will be as follows:

AI:                              EUR 302,000.00
Seller I:                      EUR 3,699,500.00
Seller II:                     EUR 3,699,500.00
Buyer:                         EUR 7,399,000.00
                              -----------------
Total:                        EUR 15,100,000.00
                              -----------------

2.5.4 These sales do not comprise the claims of Sellers I and II on their loan accounts. All other rights and obligations in connection with the transferred participations are deemed to be sold together with the participations.

2.5.5 The Sellers I and II are entitled to claims on the profits realized until the Transaction Date, at least, however, until the Closing Date, in accordance with the partnership agreement of the Atypical Silent Partnership; these profits have to be credited to their loan accounts. Profits realized after the Transaction Date, however, not earlier than after the Closing Date, belong to the Sellers and the Buyer in accordance with the partnership agreement and the participation ratio after consummation of this contract. Losses shall be treated respectively.

2.5.6 The management of AI has irrevocably agreed to the sale/purchase of participations provided for in Section 2.5.1 and Section 2.5.2 by means of shareholder resolution in a statement attached to this document as APPENDIX SECTION 2.5.6.

2.6 The shares and participations together with all rights connected therewith as sold under this Section 2 are in the following also referred to as the "Sold Shares".

SECTION 3 CONDITIONS, CLOSING DATE

3.1 The Parties shall consummate their obligations pursuant to Section 2 by making all statements and taking all necessary actions in course of the consummation as provided for in Section 17 with effect as of 31 December 2006, 24.00 hours ("Closing Date"). The Parties shall be only obliged to do so, if all closing conditions pursuant to Section 3.2 ("Closing Conditions") are fulfilled by 29 December 2006.

3.2   The Closing Conditions are the following:

3.2.1 Issue of regulatory approvals pursuant to Section 3.3;

3.2.2 Antitrust clearance pursuant to Section 3.4, Section 3.5 and Section 3.6;

3.2.3 Amendments to all contracts listed in APPENDICES, SECTION 10.2.3, SECTION
      11.2 and SECTION 11.3 between companies belonging to Atronic-Group on the one hand and companies belonging to the Gauselmann-Group and/or relatives of the Sellers in accordance with Section 15 AO on the other hand by providing for an extraordinary termination right exercisable within the first three months after the Transaction Date with a three months term and effective as of the end of a calendar quarter. The same applies with respect to contracts entered into between the date of signing this contract and the Transaction Date. There is one exception with this respect: the distribution agreement between AI and Dieckhaus Electronic GmbH as of 12 September 1996 as amended as of 4/18 August 1998 which provides for a termination period of three months prior to the end of a calendar year shall not be amended.

3.3 The issue of the following regulatory approvals ("Regulatory Approvals") is a condition as provided for by Section 3.2.1:

3.3.1 valid issue of licences, regulatory approvals and declarations of suitability for the benefit of the Buyer by the authorities as specified in the "List of Regulatory Approvals" as attached as APPENDIX SECTION
      3.3.1 parts (A), (B) and (C). The Regulatory Approvals specified in part
      (A) must have been issued completely. The Non-issue of the following Regulatory Approvals, however, shall not be considered a failure to occur of this Closing Condition:

      -     up to 3 out of the ones referred to in part (B);

      -     up to 5 out of the ones referred to in part (C);

      - up to 2 out of the ones referred to in part (B) and at the same time up to 3 referred to in part (C); or

      - 1 out of the ones referred to in part (B) and at the same time up to 4 out of the ones referred to in part (C).

3.3.2 Regulatory Approval to the transfer of the Sold Shares by the regulatory authorities (Gaming Commissions and respective authorities) of the States of Nevada, New Jersey, Louisana, Mississippi and Illinois.

3.4 Antitrust clearance in Germany by means of the occurrence of one of the following alternatives is a Closing Conditions pursuant to Section 3.2.2:

3.4.1 Notice by the Federal Cartel Office that the purchase of the Sold Shares by the Buyer does not fulfill the conditions for prohibition according
      Section 36 Paragraph 1 GWB; or

3.4.2 Expiry of a period of one month since notification of the purchase of the Sold Shares by the Buyer as an intent of merger with the Federal Cartel Office according to Sections 39 GWB, provided that before the expiry of this period the Federal Cartel Office does not prohibit the merger proceedings or advises that it has entered into an examination of the intended merger; or

3.4.3 Expiry of a period of four months since the notification of the purchase of the Sold Shares by the Buyer as an intent of merger with the Federal Cartel Office, if the Federal Cartel Office does not prohibit the intended merger before expiry of this period.

3.5 Expiry or termination of all waiting periods (including any extension thereof) under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder applicable to the sale of the Sold Shares, without an objection having been made or other obstacles to Closing having been established in connection therewith.

3.6 Non-issue of an prohibition order by the Federal Antitrust Agency of the Russian Federaion.

3.7   In case the Closing Conditions pursuant to Section 3.3, Section 3.4,
      Section 3.5 and Section 3.6 have not occurred until 29 December 2006, the Sellers shall be entitled to delay the Transaction Date two times for three months by unilateral written statement to the Buyer, i.e. until 31 March 2007 and the 30 June 2007, respectively. In case the Closing Conditions pursuant to Section 3.3, Section 3.4, Section 3.5 and Section
      3.6 still have not occurred on 30 June 2007 and provided that the Parties do not agree on a further prolongation of the term by written agreement, the Closing Conditions cannot any longer occur.

SECTION 4 PURCHASE PRICE

4.1 The purchase price ("Purchase Price") for the Sold Shares is calculated according to the following formula:

    Company Value - Net Financial Liabilities + or = Working Capital Changes
    ------------------------------------------------------------------------
                                       2

4.2 In case the calculation of the Purchase Price in accordance with the formula results in a negative purchase price, the Purchase Price shall amount to one Euro (EUR 1.00).

4.3 In addition to the Purchase Price, the Buyer shall pay an "Earn-Out Payment" to the Sellers under the conditions and in the amount as provided for in Section 7. In case the Buyers have to make such earn-out payment, such Earn Out Payment shall increase the Purchase Price.

4.4 The company value is calculated as eight times (8 x) the EBITDA-value, which will result from an audited financial report ("Closing Report") to be prepared in accordance with Section 8 for the financial year 2006 ("Pre-Closing Phase").

4.5 The EBITDA-value shall be calculated in accordance with the following definitions and provisons:

4.5.1 EBITDA is an acronym for Earnings Before Interest, Taxes, Depreciation and Amortisation and is defined as a company's operating result prior to any additions or deductions for income from interest, interest paid, taxes on earnings, depreciation of fixed assets and goodwill amortisation.

4.5.2 The EBITDA represents the result from a company's ongoing operating activities and does not include any material extraordinary factors. "Extraordinary" here relates to material, unusual (betriebsfremd) or non-recurring factors, or non cash transactions - including changes in accounting practices (rein buchtechnisch).

4.5.3 The EBITDA does not include any effects relating to other accounting periods which result from balance sheet valuations of assets and liabilities made as of the respective key date of the annual financial statement. Any factor not deemed to have been caused during the fiscal year in question shall be considered as relating to another accounting period. Similarly, unusual (betriebsfremd) and one-off factors relating to such valuations are not included when calculating the EBITDA.

4.5.4 Gauselmann AG's share of the general administrative and overhead costs does not form part of the EBITDA. The costs asserted by Gauselmann AG against the Atronic Group and calculated using cost allocations and individual invoices are only included in the EBITDA if services are actually rendered and the Atronic Group derives a direct benefit from such.

4.5.5 The expenses incurred by the Atronic Group as regards any of the measures proposed and initiated by the Buyer concerning the reorganisation of accounting, reporting and planning procedures are not included in the EBITDA and may not be included when calculating the Purchase Price.

4.5.6 The provisions of the German Commercial Code (Handelsgesetzbuch, HGB) and those of US GAAP set out differing accounting procedures with regard to the valuation and conversion of foreign currencies. The effect of such differences on a company's operating result should be included in the EBITDA up to a value of EUR 500,000.00, unless there are extraordinary circumstances involved or factors relating to other accounting periods as described above.

4.5.7 The EBITDA is calculated from the audited consolidated annual financial statement of the Atronic Group in accordance with the provisions of the German Commercial Code. This is done on the basis of the fiscal years running from 1 January to 31 December 2006 and from 1 January to 31 December 2007.

4.5.8 If and insofar Regulatory Approvals are still missing, but the respective Closing Condition has nevertheless occurred pursuant to Section 3.3.1, the EBITDA-value for the financial year 2006 shall be adjusted as follows: the average gross margin ("Rohergebnis") achieved in the non-licenced territories in the financial years 2005 and 2006 shall be added to the EBITDA-value. The net turnover shall be the turnover minus material costs.

4.5.9 The calculation scheme for the establishment of EBITDA is scheduled as APPENDIX SECTION 4.5.9.

4.6 The Net Financial Liabilities shall be calculated in accordance with the following definitions:

4.6.1 The "Net Financial Debt" represents the balance of all interest-bearing asset and liability items shown in the Closing Report.

4.6.2 Interest-bearing asset items include securities held as fixed assets, loans, lendings and other interest-bearing claims against third parties, the Sellers, or against other members of the Family-Gauselmann-Group, as well as cash in bank and cash in hand.

4.6.3 Interest-bearing liability items include amounts due to banks and other financial institutions, other interest-bearing liabilities owed to third parties or the Sellers, or against other members of the Family-Gauselmann-Group, as well as interest-bearing liabilities resulting from drawings from the Cash Pool of Gauselmann AG.

4.6.4 Interest-bearing accounts receivable and accounts payable shall also be part of the Net Financial Debt.

4.6.5 The items to be considered for determining the Net Financial Debt are shown in APPENDIX SECTION 4.6.5.

4.7 The impact of the Working Capital and of changes of the Working Capital on the Purchase Price shall be established in accordance with the following definitions and provisions:

4.7.1 The "Net Working Capital" represents the balance of all non-interest-bearing items included in the current assets (with the exception of cash in hand and bank deposits), minus any non-interest-bearing, short-term items included in the liability reserves or in the liabilities.

4.7.2 Non-interest-bearing assets that are part of the working capital include inventories, non-interest-bearing accounts payable, non-interest-bearing "other" claims and asset items payable by third parties, the Sellers or other members of the Family-Gauselmann-Group, as well as prepayments and accrued income.

4.7.3 Non-interest-bearing liabilities forming part of the working capital include short-term provisions, non-interest bearing accounts payable, non-interest-bearing "other" liabilities owed to third parties, the Sellers, or other members of the Family-Gauselmann-Group, as well as deferred income.

4.7.4 Tax-related claims and liabilities as well as provisions for taxes are not part of the Net Working Capital if they have any direct relation to the sale of the Sold Shares contemplated in this Agreement and to Sellers I and II.

4.7.5 The "Net Working Capital" is calculated from the audited consolidated annual financial statement of the Atronic Group in accordance with the provisions of the German Commercial Code (HGB).

4.7.6 The items to be considered for determining the Net Working Capital are shown in the APPENDIX SECTION 4.6.5.

4.7.7 The Sellers expect that by the Closing Date the Working Capital will have reached a level that is in line what is currently customary and generally accepted within the Atronic Group. The amount of the Working Capital anticipated by the Buyer at the Closing Date is referred to as "Target Working Capital".

4.7.8 The "Target Working Capital" is the average amount of the Working Capital determined as of the cut-off date (31 December) of the Financial years 2004, 2005 and 2006.

4.7.9 The Target Working Capital shall be compared to the Working Capital determined as of the Closing Date and the difference will constitute the "Change in Working Capital". If the Working Capital determined as of the Closing Date is above the amount of the agreed Target Working Capital, the Purchase Price will be increased by an amount equivalent to 50% of the difference. If the Working Capital as of the Closing Date falls short of the amount of the agreed Target Working Capital, the Purchase Price will be decreased by an amount equivalent to 50% of the difference.

4.8 Potential effects of the - allowed - sale of the building in Scottsdale, Arizona, and the subsequent lease of this building on the Purchase Price (EBITDA-value or Net Financial Liabilities) have to be neutralized.

SECTION 5 PAYMENT AND DUE DATE FOR PAYMENT OF PURCHASE PRICE

The Purchase Price is to be paid as follows:

5.1 On the Transaction Date the Buyer pays to the Sellers a preliminary Purchase Price in accordance with Section 6 ("Preliminary Purchase Price").

5.2 The difference amount between (i) the Purchase Price as calculated in accordance with Section 8 on the basis of the Closing Report and (ii) the paid Preliminary Purchase Price is payable by the Buyer or repayable by the Sellers jointly, as the case may be, 15 "Banking Days" (days on which the banks in Boston and Dusseldorf are open for business) after binding and final calculation in accordance with Section 8.

5.3 An Earn-Out payment by the Buyer to the Sellers, if due, becomes payable 15 Banking Days after binding and final calculation in accordance with
      Section 7.

5.4 The Buyer shall make purchase price payments to the Sellers with debt settling effect for both Sellers to the following account:

      Account number: 59683 (Gauselmann AG) with Stadtsparkasse Rahden (BLZ 490 510 65).

5.5 Any repayment of a difference amount in accordance with Section 5.2 from the Sellers to the Buyer shall be made to the following account of the
      Buyer:

           Account number 07718069
           Fleet Bank
           Boston, MA
           ABA no.011000390

SECTION 6 CALCULATION OF THE PRELIMINARY PURCHASE PRICE

6.1 The Sellers will select an independent auditor ("Auditor"). The Auditor will review the consolidated monthly reports (January - October 2006 or in case the Transaction Date is after the 31 December 2006, the monthly reports available until this point of time) and will on this basis make an estimate of the Purchase Price.

      The review of the monthly reports shall be made in accordance with the standards "PS 900 IDW" as described in APPENDIX SECTION 6.1.

      In case the Transaction Date is after 30 April 2007, the Preliminary Purchase Prices shall be determined on the basis of the audited yearly accounts for 2006 by the auditor preparing the yearly accounts.

6.2 Not later than 25 days before the Transaction Date the Auditor according to its instructions has to present to the Buyer and to the Sellers a well-founded estimate of the Purchase Price in written form.

6.3 Provided that no Party proves to the other Party/Parties within 15 days that the estimate presented by the Auditor contains evident mistakes or that the Parties do not come to an agreement prior to the Transaction Date how to amend the estimate respectively, the Preliminary Purchase Price payable as of the Transaction Date shall amount to 90% of estimated purchase price.

6.4 In addition the Buyer has the right to take part on its own costs in the estimate procedure (pursuant to Section 6.1 subparagraph 1 and 2) by an auditor selected by the Buyer. The Auditor has to be instructed, to duly inform the auditor selected by the Buyer at the beginning of the review procedure on the intended organization of the review procedure. The results of an additional review by an auditor selected by the Buyer shall have no impact on the determination of the Preliminary Purchase Price.

SECTION 7 EARN-OUT

7.1 Buyer shall make an earn-out payment to the Sellers calculated according to the following formula:

           6 X (EBITDA - EBITDA 2006)
           -------------------------
                       2

      In case the EBITDA-value for the financial year 2006 as finally established in the Closing Report is below EUR 25,000,000.00, not the de facto EBITDA-value but an EBITDA-value in the amount of EUR 25,000,000.00 shall be deducted from the EBITDA-value for the financial year 2007.

7.2 An Earn-Out Payment shall only become due, if the EBITDA-value for the financial year 2007 exceeds EUR 25,000,000.00 or, if higher, the EBITDA-value for the financial year 2006. Otherwise, the Purchase Price remains unchanged.

7.3 The EBITDA-value for the calculation of an earn-out shall be taken from the annual financial report to be established and audited in accordance with Section 8 ("Post Closing-Report") .

7.4 APPENDIX SECTION 7.4 contains two examples for the calculation of the Purchase Price in accordance with the formula under Section 4 and in accordance with the formula for the calculation of the Earn-Out payment in accordance with Section 7.1.

SECTION 8 REPORTS

8.1 The Closing-Report (as of 31 December 2006) and the Post-Closing Report (as of 31 December 2007) are Consolidations as of the relevant cut-off date of the annual accounts of all companies of the Atronic Group listed in APPENDIX SECTION 8.1 as well as all companies which become a member of the Atronic-Group in the future ("Consolidation Group") audited by the Auditor.

      The auditor for the financial year 2006 shall be selected by the Sellers; the auditor for the financial year 2007 shall be selected by the Buyer.

8.2 The Closing Report shall be prepared having regard to the German commercial regulations for groups of companies (Sections 290 ff. HGB - without appendices and progress report), in par-ticular with adherence to the principles of proper accounting as well as preserving the continuity of accounting and valuation standards and with consideration for industry-specific issues.

      The Buyer is entitled, to take part at its own costs in the audit for the financial year 2006 insofar, as an auditor selected by the Buyer shall have the right to be present without limitations at the audit conducted by the auditor; the auditor selected by the Buyer shall have access to the books and documents of the companies. The Sellers shall agree on these rights with the auditor selected by them. Prior to the beginning of the audit, the auditor selected by the Sellers shall be obliged to inform the auditor selected by the Buyer on the beginning of the audit. At the request by the Buyer, the auditor alternatively will disclose to the Buyer or to persons appointed by the Buyer the yearly accounts and the working papers prepared in connection therewith at the business place of the company or of the auditor.

      The auditor shall then reconcile the Closing-Report to US-GAAP.

8.3 The Post Closing-Report will be prepared in accordance with US-GAAP and subsequently reconciled to the German trade law provisions applicable to group enterprises (Sections 290 HGB). The Sellers at their own costs shall have the right under Section 8.2 second paragraph which shall apply mutatis mutandis.

8.4 The shareholders of the companies of the Consolidation Group shall procure that the respective companies prepare the individual annual accounts within six weeks after the Transaction Date and to present these accounts to the auditor for auditing purposes and to the Parties immediately thereafter.

8.5 If no Party raises objections to either the Closing Report or the Post-Closing Report within one month from its receipt, then the respective report(s) is/are deemed to be accepted and shall be final and binding for the Parties.

8.6 If one of the Parties has objections against the contents of the Closing Report and/or the Post-Closing Report and the proposal for the calculation of the Purchase Price and/or the Earn-Out payment derived therefrom, i.e. in particular against the calculation of the EBITDA and Net Financial Liabilities as well as against the calculation of the Working Capital, then the objecting Party will advise the other Party within four weeks after receipt of the objectioned report with written explanations of the objection and with a calculation of the consequences of the objections. Objections against a Report are only to be considered, if assuming their correct-ness they would result in a reduction or increase of the Purchase Price pursuant to Section 4.1 or the Earn-out pursuant to Section 7 by at least EUR 200,000.00 in each case.

8.6.1 If one of the Parties raises objections within the agreed time limit, then the Parties, together with the Auditor and their consultants, will strive to come to an agreement within one month of receipt of the objections. If an agreement is reached, then the result is final and binding for the Parties.

8.6.2 If no agreement is reached within the mentioned period of one month, then the Parties will strive to agree on an expert arbitrator within two (2) weeks. If the Sellers and Buyer do not agree on an expert arbitrator within the period of two (2) weeks, then the Sellers jointly as well as the Buyer are entitled to request the Institut der Wirtschaftsprufer in Deutschland e.V., Dusseldorf to nominate an auditor as an expert arbitrator. The expert arbitrator in conclusion decides on the objections, which form the object of the disagreement. The expert arbitrator has to explain his decision in writing. In his decision, the expert arbitrator is not allowed to make assertions, which are out of the scope, which is set by the respective report and the objections raised by the objecting Party. The costs of the expert arbitration are borne by the Sellers and the Buyer in relation to their respective exposure, Sections 91 et seq. ZPO. The results of the expert arbitration including the adjustments of the EBITDA, Net Financial Liabilities and/or Working Capital determined by the expert arbitrator are final and binding for the Parties of this contract.

SECTION 9 GUARANTEE STATEMENTS ON THE SOLD SHARES

9.1 The Sellers declare that the following statements regarding the Sold Shares except of the participation in the Atypical Silent Partnership are, at the time of signing of this deed, true and accurate. They declare that

9.1.1 they are the unrestricted legal and economic owners of the Sold Shares;

9.1.2 they are not and none of the Parent Companies are bound by restriction order of third parties regarding the Sold Shares and the sale of the Sold Shares does not trigger rights of third parties;

9.1.3 the Sold Shares are free from claims of third parties, in particular, but not limited to, liens, beneficial rights, subsidiary interest, income rights, profit sharing cessions and comparable claims or rights;

9.1.4 except with respect to Atronics Americas, the Sold Shares are fully paid up for in cash and a repayment of the subscribed share capital has not, not even partially, taken place, that the share capital of AI but not of the other Parent Companies is available in its full amount; concealed contributions in kind or concealed repayments of the share capital do not exist at the level of AI and Atronic Australien; the capital contributions to Atronic Americas agreed by the Sellers in their capacity as shareholders have been rendered in the agreed amount in cash.

9.1.5 upon purchase of the Sold Shares all necessary affirmations regarding the disposal by the Sellers were available and also all formalities, whether provided by law or by contracts, were complied with;

9.1.6 the Sold Shares do not represent the entire assets of the Sellers according to Section 1365 German Civil Code;

9.1.7 there are, with the exception of the interests referred to in Section 2, no further company shares or other form of shares or participation rights in the companies mentioned, nor are there any rights of purchase;

9.1.8 the Sellers are the sole legal and economic owners of their shares, partial shares and participations which remain after the consummation of this contract and that they are not subject to right of third parties; and

9.1.9 there were no share certificates issued for the Sold Shares.

9.2 The Sellers declare that the following declarations in relation to the sold participations in the Atypical Silent Partnership, are true and accurate at the time of the notarial recording. They declare that

9.2.1 they are the unrestricted legal and economic owners of the participations sold;

9.2.2 they are not bound by restriction order of third parties regarding the participations sold and the sale of the participations does not trigger rights of third parties;

9.2.3 there are no other partners in the Atypical Silent Partnership and there are no third parties' rights with respect to the Atypical Silent Partnership

9.2.4 the Sellers I and II respectively are the sole legal and economic owners of their participations which remain after the consummation of this contract and that they are not subject to right of third parties;

9.3 The Sellers declare that, as at the time of signing this deed the Parent Companies and the Atypical Silent Partnership represent directly or indirectly, 100 % of the business of Atronic-Group.

9.4   Furthermore, the Sellers declare that the information provided under
      Section 1 is true and complete as of the date of signing this deed and that the Parent Companies neither directly nor indirectly participate in any other company not referred to under Section 1.

SECTION 10 GUARANTEE STATEMENTS ON THE PARENT COMPANIES

The Sellers declare that the following statements with regard to the Parent Companies are true and accurate at the time of signing this deed.

10.1     The Sellers declare that:

10.1.1 AI and Atronic Australian were validly founded and exist under the jurisdiction of German limited liability company law as companies with limited liability; the certified Commercial Register excerpts which are appended to this contract as APPENDIX SECTION 10.1.1 Part A are up to date and accurately reproduce the current relationships of the companies; the articles of association appended to this contract as APPENDIX SECTION 10.1.1 Part B are currently valid in this form and have not been altered; and no shareholders' resolutions or judicial or administrative decisions have been made that could alter the legal situation of the companies, particularly no resolutions pursuant to the Law Regulating the Reorganisation of Companies or concerning liquidation of one of the companies;

10.1.2 Atronic America was founded and exists under the jurisdiction of the law of the State of Nevada as a "Limited Liability Company"; the notarized Certificate of Incorporation appended to this contract as APPENDIX SECTION 10.1.2 PART A as well as the notarized Certificate of Good Standing appended to this contract as APPENDIX SECTION 10.1.2 PART B accurately reproduce the current relationship of the company; the articles of association appended to this contract as APPENDIX SECTION
         10.1.2 PART C are currently valid in this form and have not been altered; and no shareholders' resolutions or judicial or administrative decisions have been made that could alter the legal situation of the company;

10.1.3 the 2003 audited annual financial reports of the respective Parent Company which are appended as Appendices SECTION 10.1.3, reproduce the asset, financial and revenue situations of the companies accurately and fully according to accounting and valuation methods as provided for and recognized by applicable law (as applicable to the respective company) with the exercise only of permissible accounting and valuation options as well as depreciation methods; the principle of reasonable commercial assessment - insofar as applicable - has been strictly observed in the formation of reserves, particularly in warranty cases, in the valuation of the objects of current assets, and in the valuation of outstanding receivables;

10.1.4 the Parent Companies have given no guarantees, bonds, or other securities or promises exceeding an amount of EUR 50,000.00 for the protection of liabilities of third persons (including to the Sellers, their spouses and living companions, or relatives), which survive the Closing Date, or fall due on the Closing Date;

10.1.5 there exist no powers of representation for AI and Atronic Australia other than those recorded in the Commercial Register and no powers of representation for Atronic Americas other than those scheduled in APPENDIX SECTION 10.1.5; and

10.1.6 with the exception of the Atypical Silent Partnership there exists no silent participation in, or loan or trust relationships of parties with the Parent Companies, and the Parent Companies have not entered into any substantive participations, organizational tie-up or profit transfer agreements or other commitments under corporate law, other than those listed in APPENDIX SECTION 10.1.6.

10.2     The Sellers declare that:

10.2.1 there are no judicial, arbitration, mediation or dispute related administrative or regulatory proceedings with a disputed value of more than EUR 25,000.00 that are pending or impending against the Parent Companies or their corporate bodies, unless otherwise disclosed in APPENDIX SECTION 10.2.1;

10.2.2 the Parent Companies dispose of all the public licenses that are required under public (regulatory) law including those for the operation of their trade and business and including those specified in APPENDIX SECTION 3.3.1 except for those which are not of minor importance for the operation of the business, and no circumstances have arisen that would justify the fear of a withdrawal of these licenses;

10.2.3 all arrangements, agreements, understandings or other legal or de facto connections with proximate persons of the Sellers as defined in Section 15 AO (Abgabenordnung) or companies belonging to the Family Gauselmann Group are designated in APPENDIX
         SECTION 10.2.3 with the exception of those which do not provide for and will not provide for after the Closing Date for a consideration ;

10.2.4 the intellectual property rights (including but not limited to trademarks, patents, utility models, registered designs, copyrights and/or domain names, "IP rights"), belonging to the Parent Companies as a result of respective inventions and on the basis of use or registration are specified completely and accurately in APPENDIX
         SECTION 10.2.4 PART (A) (patents, trademarks and copy rights) and part
         (B) (other intellectual property rights). The rights referred to in the APPENDICES SECTION 10.2.4 comprise all IP rights which are required by the Parent Companies for their ongoing business and for the further operation of their business.

         The IP rights exclusively and without limitations belong to the Parent Companies with the sole exception of the patent "Gaming machine having means to change the brightness of its lights", which was filed in the US under the no. 2003/0144051 and in Australia under no. 2002306367. This patent is restricted insofar as the same patent is registered in Germany and several other countries for the benefit of adp Gauselmann GmbH.

         The IP rights are free from third party rights and other legal defects, unless otherwise provided for in APPENDIX SECTION 10.2.4. All payable fees have been paid and all other measures in order to uphold the IP rights have been undertaken.

10.2.5 According to the Sellers' best knowledge, the Parent Companies conduct their business in accordance with all applicable law (including, for clarification purposes with respect to an anglo-american law context: statutes, ordinances, regulations, rulings, and orders) and in particular neither the companies nor their shareholders or managing directors violated or have been violating German, EU, or US export or import laws, anti-corruption laws, or money laundering laws.

10.3 The Sellers declare that APPENDIX SECTION 10.3 is a complete and accurate record of the insurance policies procured by the Parent Companies for the benefit of their business operations or their subsidiaries, with the exception of the insurance for business-use automobiles; the pertinent policyholder is not in arrears with regard to his duties under the insurance policies.

SECTION 11 GUARANTEE STATEMENTS ON THE SUBSIDIARIES

         The Sellers declare with regard to the AI-Subsidiaries and to Atronic Nevada LLC and Atronic Australia Pty. (hereinafter together referred to as "Subsidiaries") that the following statements are true and accurate at the time of signing this deed, unless otherwise described in Section 1.3.

11.1     The Sellers declare that:

11.1.1 Directly or indirectly, the Parent Companies are the unrestricted legal and economic owners of all shares in the Subsidiaries;

11.1.2 the shares in the Subsidiaries are free from rights of third parties, and in particular, but not exclusively, are free from liens, usufruct rights, sub-shareholding, purchase rights, profit concessions and comparable rights;

11.1.3 neither the Parent Companies nor the Subsidiaries are subject to restrictions (for the benefit of third parties) with regard to the disposal of shares;

11.1.4 except to the extent APPENDIX SECTION 11.1.4 provides otherwise, the shares were fully paid in cash or by contribution in kind, and a repayment of the accepted capital stock has not, even partially, occurred, and the full amount of the capital stock is therefore available; there exist no hidden contributions in kind or hidden repayments of capital stock,;

11.1.5 upon the acquisition of the shares by the respective shareholder, the alienator had all necessary approvalsfor the transfer and otherwise all formalities prescribed by law or any contract were observed, particularly but not exclusively the rules of representation;

11.1.6   no share certificates were issued for the shares;

11.1.7 neither the Sellers nor third parties have any type of claim or options for a participation in the Subsidiaries or their results;

11.1.8 the Subsidiaries were each effectively founded under the jurisdiction of their respective national laws, no shareholders' resolutions were adopted that could alter the legal situation of the Subsidiaries, particularly no resolutions pursuant to transformation regulations or liquidation of the Subsidiaries;

11.2 The Sellers, in addition, declare that the statements regarding the Parent Companies under Section 10.1.3 (insofar as available), Section
         10.1.4 to Section 10.1.6, Section 10.2 and Section 10.3 are true and accurate also with respect to the following companies: Monaco Informatique Systemes S.A.M., Atronic Systems Inc., Atronic Systems GmbH, Atronic Russ OOO, Atronic Austria GmbH and Atronic Australia Pty.

11.3 The Sellers, finally, declare that the statements regarding the Parent Companies in Section 10.1.4, Section 10.2.3 and Section 10.2.5 are mutatis mutandis true and accurate also with regard to all Subsidiaries unless APPENDICES SECTION 11.3 parts (A) to (C) provide expressively otherwise.

         In case any of the APPENDICES SECTION 11.2 and Section 11.3 is not complete this shall not entail legal consequences if the missing information is contained in the respective Appendix under Section 10. The same applies vice versa.

SECTION 12 LEGAL CONSEQUENCES

12.1 Sellers and Buyer agree that the declarations of the Sellers provided in Section 9, Section 10 and Section 11 are neither quality guarantees in the sense of Section 443 and Section 444 of the German Civil Code nor quality agreements in the sense of Section 434 Paragraph 1 Section 1 of the German Civil Code, but rather independent guarantees which are not expressly governed by law. To the extent that the legal consequences for untrue quality guarantees and quality agreements as provided by law are limited in this contract, these are no exclusions or limitations in the sense of Section 444 of the German Civil Code. Instead, the matter is governed by integral parts of the given independent guarantees. Section 444 of the German Civil Code is thus inapplicable to the independent guarantees given in Section 9, Section 10 and Section 11.

12.2 If a guarantee statement is untrue, the Buyer can demand that the Sellers, within a reasonable period but at the latest within a period of 45 days after receiving the demand, produce the condition that would exist if the statement or statements were true. If the Sellers, within the established period, do not produce the contractual condition, or if the production of the contractual condition is impossible, the Buyer can demand money damages of the Sellers as joint debtors.

12.3 If the liability of the Sellers depends on the knowledge or imputed knowledge of particular facts or circumstances, the knowledge and imputed knowledge of the managers and "officers" and other persons in comparable rank in accordance with the applicable legal regime of the Parent Companies and of the Subsidiaries as well as of those members of the Compliance Committee of the Atronic-Group which are employed by a company of the Atronic-Group, is attributable to them.

12.4 The Buyer can claim compensation based on non-performance under Section 9, Section 10 and Section 11 of this contract of guarantees given by the Sellers only if a single claim exceeds EUR 45,000.00, and the sum of the individual claims exceeds EUR 500,000.00 ("Basket"). In the case the li-ability of the Sellers exceeds the Basket, compensation for the whole amount (i.e. including EUR 500,000.00) can be claimed.

12.5 Except for cases under Section 13, the liability of the Sellers is limited to half of the amount of the Purchase Price (including Earn-Out).

12.6 Any liability of the Sellers shall be excluded if and to the extent that any damage has been rectified by the relevant company or the Sellers by the Closing Date or if the (potential) damage is appropriately reflected by a reserve, liability or otherwise accounted for in the Closing Report.

12.7     Section 442 BGB (German Civil Code) shall not apply.

12.8 The Buyer shall be entitled to claim for damages under Section 12 only after the transfer of the Sold Shares on the Closing Date.

12.9 To the extent permitted by law and subject to Section 13, all other rights arising from warranties and assurances, which may exist according to the legal provisions or otherwise in addition to the rights provided for in this contract, are excluded. Rights in connection with intentional conduct are not excluded.

SECTION 13 TAXES, SOCIAL CHARGES AND OTHER PUBLIC CHARGES

13.1 The Sellers hereby guarantee in the form of an independent guarantee that as at the Transaction Date all statements and/or applications concerning taxes and/or social charges (including those for the combined and separate determination of tax bases) that are required for their respective business, particularly but not exclusively those relating to corporation tax, trade tax, wage tax, and value added tax have been properly submitted, or will be submitted in due time after execution of the contract in respect of the Parent Companies and the Subsidiaries (hereinafter for the purposes of Section 13 together the "Companies") as well as for the atypical silent partnership, if required.

         All domestic and foreign taxes, tax liability amounts, fees, contributions and other levies, duties, social insurance contributions, and interest, default surcharges, coercive payments, civil penalties, criminal penalties, and other supplementary payments (Section 3 Abs. 4
         AO) (hereinafter "Taxes") that become due and payable by the Companies until or on the Closing Date ("Closing Date") and that relate to the period up to the Closing Date are either fully paid by the Closing Date or are adequately provided for in the Closing Date balance sheet, or respect-ively, disclosed as a liability.

13.2 If the statements in Section 13.1 prove to be incorrect and this results in Tax liabilities of the Companies for the period until the Closing Date, or if audits by the tax authorities or other circumstances for periods until the Closing Date lead to liabilities of the Companies with regard to Taxes which exceed the liabilities shown and reserves or accruals formed for the relevant type of Tax in the Closing Report ("Additional Tax Liabilities"), the Sellers must compensate all disadvantages arising therefrom. Furthermore, in the case of a subsequent disclosure of hidden distributions of profits the Sellers must make a compensation payment in the amount of the corporation tax increase, if any, applicable to the respective hidden profit distribution plus any withholding tax assessed.

13.3 All Taxes that become due or payable by the Companies until the Transaction Date of that relate to this period or are a result of the consummation of this Agreement, shall be borne by the Sellers. Given the above, the Sellers shall indemnify the Companies and the Atypical Silent Partnership (to the extent it is tax subject) from all Taxes relating to the period between the Closing Date and the Transaction Date that become due or payable by the Companies until the Transaction Date or that relate to this period or are triggered by consummation of this Agreement. The indemnification and release obligation is excluded to the extent (i) that the respective Taxes are accounted for in the Closing Report or the annual statements of the Companies or adequate deferments (Ruckstellungen) are created in the Closing Date balance sheet or the annual statements of the Companies, or (ii) that the Sellers have already paid or economically borne such Tax. Interest on Taxes that the Sellers bear and that are not paid immediately shall be paid by the Sellers at 6 % per annum.

13.4 Trade tax triggered by the sale of the interests in the Atypical Silent Partnership by this Agreement at the level of AI shall (to the extent not deferred in the Closing Date balance sheet of AI) be deferred in AI's balance sheets of the following fiscal years and shall be recognised in full against the Sellers and to the benefit of the Buyer and AI.

         Given this, it is hereby agreed with regard to the profit allocation rule in the Atypical Silent Partnership that the Buyer and AI shall have a right to receive a preferential profit in the amount of the trade tax assessed with regard to the profit starting that fiscal year, in which the Transaction Date falls. The preferential profit right also exists in case the sales profit does not trigger trade tax due to losses incurred in the period between the Transaction Date and year end; in this case, the preferential profit amount shall be the construed trade tax amount attributable to the sales profit (after set-off with any trade tax loss carry forwards and/or losses incurred for trade tax purposes in the period until the Transaction Date). To the extent a profit is not realised and the preferential profit allocation pursuant to the above cannot be achieved in a fiscal year, the corresponding amount shall be allocated in the following years; the respective outstanding amount shall bear interest at 6 % per annum..

13.5 The fiscal deposit account within the meaning of sec 27 paragraph 1 of the Corporate Income Tax Act (Korperschaftsteuergesetz, "KStG") and the tax-burdened or unburdened partial amounts in accordance with sections 36 to 40 KStG of the Companies as per 12. December 2002 are completely and accurately shown in APPENDIX SECTION 13.5. If it turns out, for example on the basis of an audit by the tax authorities, that the composition of the equity capital is different, the Sellers must compensate the disadvantage arising as a result assuming a full distribution of the distributable equity capital to the extent that this disadvantage is not already to be compensated pursuant to Section 13.2.

13.6 Each Company that is treated as a partnership of U.S. federal income tax purposes will make a timely election under Section 754 of the (US-)Code with the U.S. federal income tax return of such Company for the period that includes the Transaction Date with respect to the interests. In the event a Company is not required to file a U.S. federal income tax return for the period that includes the Transaction Date, such Company shall take all necessary actions to make a valid timely election under Section 754 of the (US-)Code with respect to the interests.

13.7     To the extent that the Sellers must compensate disadvantages under this
         Section 13 or are obliged to release or indemnify, this must be made by payment to the Buyer or, at the Buyer's request, to the respective Company.

13.8 Claims of the Buyer based on breach of warranty or on release in relation to Taxes can, contrary to the Statute of Limitations of
         Section 20 be asserted up to 6 months after the time at which there is a legal bar to changing the tax ruling on which the claim is based. If claims based on this provision were asserted in time against the Sellers, the asserted claims become statute-barred with the passage of an additional 6 months after the Sellers acknowledge the claim, but at the earliest after the expiration of the legal limitations periods of German Civil Code Sections 194 ff..

13.9 The respective Company shall notify the Sellers immediately of the beginning of tax examinations and/or other audits, which relate to business of the Companies and the period up to the Closing Date or the later Transaction Date, and shall give the Sellers the opportunity to participate in these examinations. Namely, the Sellers can pursue judicial remedies and/or file an appeal against the determinations of the finance or other governmental authorities or have the company pursue such remedies and/or file such appeal to the extent that the determination is adverse and relates to periods prior to the Closing Date or the Transaction Date, respectively, whereby such actions shall be at cost of the respective Company provided it is legally and economically justified.

13.10    Claims of the Buyer against the Sellers according to the provisions of
         Section 13 herein do not exist in so far as Taxes relating to the period up to the Closing Date are assessed based on an audit performed by the fiscal authorities at a level exceeding the amount disclosed in the Closing Report as a liability or deferment, only because expenses of the company are shifted from one taxable period to another period up to and including a maximum of five years following the Closing Date (including such after the balance sheet date) or because revenue of a company from a taxable period of 5 years after the Closing Date to taxable periods before the Closing Date.

13.11 This Section 13 shall apply accordingly to Taxes arising in respect or at the level of Companies, which are non tax-resident in the Federal Republic of Germany.

13.12 With respect to claims of the Buyer under this Section 13 only a right of withdrawal shall be excluded. All other statutory claims remain unaffected.

13.13 The de minimis amount provided for in Section 12.4 does not apply with respect to claims under this Section 13.

SECTION 14 PERIOD BEFORE TRANSACTION DATE

14.1 The Sellers shall procure that the business of the Parent Companies and the Subsidiaries will be operated with the care of a prudent businessman and consistent with prior operations until the Transaction Date. In particular, the Sellers shall use their best efforts to preserve intact the assets of the Parent Companies and the Subsidiaries and to preserve the employment relationships with key employees and the contractual relationships with important customers, suppliers of goods and suppliers of services.

14.2 In particular, during the period between the signing of this deed and the Transaction Date, Sellers shall not and shall procure that each of the Parent Companies and of the Subsidiaries shall not, - unless otherwise provided by statutory law, this contract or the Master Agreement entered into on the date of signing this deed, do any of the following:

14.2.1 acquisition or long term rent (term exceeding 31 December 2008 and with a minimum contractual value of at least EUR 2,000,000.00) any real estate or rights equivalent to real estate or encumber any real estate or rights equivalent to real estate with charges;

14.2.2 sale of the real estate in Scottsdale, Arizona, provided that the Buyer is not informed about the sale at least 4 weeks in advance and that the real estate is not subsequently leased back (sale and lease back);

14.2.3 Conclusion of contracts that have both a term extending beyond 31 December 2008 and a value of EUR 2,000,000.00 or more; and

14.2.4   Purchase and lease of enterprises (share and asset deals).

14.3 The Parties shall use their best efforts and act as good business partners in order to achieve the fulfilment of the Closing Conditions in accordance with this contract. For this purposes, the Sellers shall procure that the companies belonging to Atronic-Group and their management in particular makes available all necessary information and materials and introduce contact persons. The Buyer as well will provide necessary information and introduce contact person. Each Party shall bear its own costs with this respect.

         In case of problems, the Parties shall use common efforts in good faith in order to accommodate these problems. In particular, in cases where a necessary antitrust/merger control approval or expiration of the applicable waiting period has not been given or occured, the Parties will work together as to resolve the problem as soons as possible and/or mutually agree as to any necessary and reasonable arrangements to be made to acommodate the problem.

14.4 Within 14 days after signing of this deed the Parties will jointly instruct a law firm with the task of obtaining - or co-ordinating - the antitrust clearances. The costs incurred in connection with the procedures in Germany, the US and Russia shall be borne in equal parts by the Parties. Costs incurred by all other procedures in other countries are solely borne by the Buyer. In case the Parties cannot agree on a law firm within 14 days, the Sellers are entitled to choose the law firm.

14.5 The Sellers shall be free during the time period from signing this deed and the Transaction Date to establish new companies, to reorganize existing companies and to transfer assets within the group. The Sellers shall inform the Buyer in advance on such measures in due time. In connection with the implementation of such measures, the Sellers shall take into con-sideration in good faith the interests of the Buyer.

14.6     In case one Party breaches its obligations under Section 14.1 to
         Section 14.3, any liability for simple negligence shall be limited to a maximum amount of EUR 250,000.00. In case of gross negligence the maximum liability amount is limited to EUR 500,000.00. Liability for intentional actions shall be unlimited. Other claims shall be excluded.

SECTION 15 FURTHER DISCLOSURES AND CONSEQUENCES

15.1 Sellers shall inform Buyer immediately in written form with confirmation of receipt (by registered letter, courier or likewise) in case (i) a claim or several claims in the (aggregate) amount of EUR 25,000,000.00 or more is/are brought against one or several companies belonging to the Atronic-Group and/or (ii) a company belonging to the Atronic-Group looses one of the Regulatory Approvals referred to in APPENDIX SECTIONS 3.3.1 Part (A).

15.2     For a term of one month after receipt of the information pursuant to
         Section 15.1 the Buyer shall be entitled to withdraw from this contract by written statement to the Sellers. In this case there shall be no further claims for any of the Parties.

15.3 Six weeks before the Transaction Date at the earliest but not later than four weeks before the Transaction Date, Sellers shall send to Buyer drafts of revised guarantee statements (including new appendixes) in order to inform the Buyer, in which form the Sellers will make the guarantee statements pursuant to Section 9, Section 10 and Section 11 on the Transaction Date. In case the last Closing Conditions occurs only after 15 November 2006, the period for the submission of drafts is shortened to two weeks. The appendices may be revised only insofar as the respective facts have occurred after the signing of this deed. If and insofar the Sellers have informed the Buyer already by means of reporting to the Interim Due Diligence Committee, the appendixes do not have to be updated.

         Prior to the Transaction Date these drafts shall only be amended if and insofar the respective facts have occurred after they were initially presented to the Buyer.

15.4 Buyer shall be entitled to refuse the consummation of this contact by written statement to the Sellers given not later as on the Transaction Date only in the following cases:

15.4.1 Sellers have not in due time delivered all drafts of the guarantee statements (including appendixes) to be made pursuant to Section 15.3;

15.4.2 Sellers do not make the guarantee statements under Section 9, Section 10 und Section 11 (including appendixes) on the Transaction Date pursuant to Section 15.3;

15.4.3 Sellers make the guarantee statements on the Transaction Date pursuant to Section 9, Section 10.1.1 and Section 10.1.2 but the disclosures reflect amendments (except for amendments referring to management authorities and general proxies (Prokuren));

15.5 The refusal to consummate this contract pursuant to Section 15.4 shall be regarded as a withdrawal pursuant to Section 15.2.

15.6 In case that within 6 months after the consummation of this contract it should be revealed that:

         - The guarantee statements pursuant to Section 9, Section 10.1.1 and Section 10.1.2 (including the appendixes) were untrue and/or inaccurate; or

         - the Sellers have breached their obligation under Section 15.1 prior to the consummation of this contract,

         the Buyer shall be entitled within a term of month to withdraw from this contract by written statement to the Sellers.

15.7 Additionally, the Sellers shall be liable for the correctness and the accurateness of the guarantee statements made on the Transaction Date only pursuant to Section 12.

SECTION 16 SELLERS' WITHDRAWAL RIGHTS AND BREAK-UP FEE

16.1 The Sellers shall be entitled to withdraw from this contract by written statement to the Buyer only in the following situations and only commonly:

16.1.1 Buyer fails to initiate filing the applications necessary in order to achieve the approvals provided for in appendix Section 3.3.1 Part (A) within 9 months after signing this contract;

16.1.2   Buyer after having filed for the approvals provided for in appendix
         Section 3.3.1 Part (A), withdraws a respective filing; and

16.1.3 The approvals pursuant to appendix Section 3.3.1 Parts (A), (B) and (C) have not been issued in the extent provided for by Section 3.3.1 by 29 December 2006 or upon expiry of a prolongation term pursuant to Section 3.7.

16.2 In case the Sellers validly withdraws from this contract in accordance with Section 16.1, the following shall apply: Buyer shall pay the Sellers a break-up fee in the amount of EUR 15,000,000.00 as sole and final remedy.

SECTION 17 CLOSING

17.1 The Parties shall consummate this contract by notarial deed ("Closing Deed") on the Transaction Date with effect as of Closing Date ("Consummation"). "Transaction Date" shall be the last day of the calendar month which follows the month when the last of the Closing Conditions is fulfilled, however, not before 29 December 2006. The Transaction Date shall be brought forward to the 15th day of the following month in case at least four weeks have passed since the fulfillment of the last Closing Condition.

17.2     At the Consummation the Sellers shall

17.2.1 Make the transfer statements and all other necessary statements including shareholders' resolutions with respect to the consummation of the statements made under Section 2 of this contract;

17.2.2 Deliver all existing share certificates, if any, directly sold under this contract; and

17.2.3   Make the guarantee statements pursuant to Section 9, Section 10 and
         Section 11 as provided for by Section 15.4.

17.3     At the Consummation the Buyer shall:

17.3.1   Accept the transfer statements of the Sellers in accordance with
         Section 17.2.1 of this contract;

17.3.2 Accept delivery of all existing share certificates, if any, directly sold under this contract;

17.3.3 Effect payment of the Preliminary Purchase Price by wire transfer pursuant to Section 4; and

17.3.4 Equalize the existing shareholder financing (shareholder loans, surety ships or other securities) of the Atronic-Group as specified by the Sellers as of the Transaction Date (i.e. effecting a ratio of 50 : 50 shareholder financing between the Sellers on the one hand and the Buyer on the other hand) either by (i) granting respective financing or (ii) assumption of existing shareholder financing or (iii) a combination of (i) and (ii). An example calculation hereof is attached as APPENDIX SECTION 17.3.4.

17.4 The obligations of Sellers and the Buyer under paragraphs Section 17.2 to Section 17.3 above shall be fulfilled concurrently (Zug um Zug).

17.5 Insofar as the Closing Report of AI as of the Closing Date contains reserves with respect to trade tax payable on the profits realized by the Sellers I and II as a result of the sale, the following shall apply: such reserves shall not be taken into account when calculating as part of the Purchase Price the difference in Working Capital. Insofar as the loan accounts of the Sellers I and II with AI are affected by the creation of reserves for trade tax on the profit realized by the Sellers I and II as a result of a distribution of profits (i.e. the distribution of the profits after tax), such effect is to be added to the amount of the Net Financial Liability. This provision is intended to prevent the full or partial transfer to the Buyer of the trade tax burden in connection with the profits by the Sellers I and II as a result of the sale, respectively, a double trade taxation of the Sellers I and II with respect to the profits realized by them by the sale.

SECTION 18 ATYPICAL SILENT PARTNERSHIP

18.1 Notwithstanding the assignment in Section 2.5, Sellers I and II shall not have the right to convert wholly or partly their participation in the Atypical Silent Partnership (capital accounts) into shares in AI or into reserves at the AI.

18.2 Likewise, Sellers I and II do not have the right to convert their loan accounts with the Atypical Silent Partnership wholly or partly into shares.

18.3 Section 18.2 shall not apply insofar as book profits resulting from the contribution of the permanent establishment of AI in Austria into Austria Holding AG/Atronic Holding GmbH are credited to the loan accounts. 50% of the shares acquired by such means shall be transferred to the Buyer on the Transaction Date in accordance with applicable law. The consideration for this transfer is contained in the Purchase Price.

SECTION 19 CONFIDENTIALITY AND PUBLICITY

19.1 The Parties agree to treat as strictly confidential the information about one another and about the respectively associated business establishments that they have learned in connection with the negotiation and execution of this contract.

19.2 No Party will publish a press release or similar statement in relation to this contract without a prior written understanding with the other Party except to the extent such a press release or similar statement is provided by law or the rules of any competent Stock Exchange.

SECTION 20 TIME LIMITATION ON ALL CLAIMS ARISING FROM THIS CONTRACT

Claims under the guarantee statements at the date of signing this deed and at the Closing date pursuant to Section 9, Section 10.1.1 and Section 10.1.2 in connection with Section 12 shall be time barred ten (10) years after the Transaction Date. Claims under Section 13 shall be time barred pursuant to
Section 13.8. All other claims arising from this contract, shall be time barred two (2) years after the Transaction Date.

SECTION 21 ASSIGNABILITY

21.1 This Agreement is personal to the parties hereto and none of the parties hereto may in whole or in part assign any of its rights or obligations hereunder without the prior written consent of the other parties.

21.2     Irrespective of Section 21.1 the Buyer shall be entitled to - revocably
         - specify within 60 days after signing of this deed which company/companies shall acquire in parts or in total the Sold Shares provided that such company/companies is controlled by 100% by the Buyer.

21.3 In case the Buyer makes use of his right under Section 21.2, the following shall apply:

         - Obligations of the Buyer pursuant to Section 17.3 may be fulfilled also by the respective company/companies;

         - The company/companies determined by the Buyer must receive the respective antitrust and/or regulatory approvals in order to achieve that the Closing Conditions are fulfilled;

         -        When establishing whether the Closing Condition pursuant to
                  Section 3.3.1 is fulfilled the Regulatory Approvals missing for the Buyer and for the company/companies determined by the Buyer have to be added; however, if the same Regulatory Approval is missing for both the Buyer and a company determined by the Buyer, only one regulatory approval shall be deemed to be missing; and

         - With respect to the withdrawal right pursuant to Section 16 it shall be sufficient if the respective conditions are fulfilled either with the Buyer or with the company determined by the Buyer.

SECTION 22 SPECIAL PROVISION ON TRADE MARK RIGHTS

22.1 APPENDIX SECTION 22.1 is a copy of a contract between adp Gauselmann GmbH and AI providing for the use of the trademarks identified therein ("AI Trademarks") by companies belonging to the Atronic-Group. The Sellers shall procure that AI prior or on the Closing Date exercises its right to claim the transfer of the AI Trademarks pursuant to
         Section 5.1 of the referred contract and undertakes all steps necessary for the consummation of such transfer and, finally, does not terminate this contract or sets a reason for the termination of this contract by the counter-party.

22.2 The Sellers shall procure that the management of adp Gauselmann GmbH undertakes all necessary actions and makes all necessary statements with respect to the transfer fo the AI Trademarks.

SECTION 23 MISCELLANEOUS

23.1 The Appendixes to this contract (except for the ones listed in the following) have to be prepared by the Sellers truly and accurately with respect to the date of signing this deed and to be submitted to the Buyer within 60 days after signing this deed. The Buyer may within a term of 15 days ask questions in written form which have to be answered by the Sellers within a term of further 15 days. Within a term of further 15 days the Parties are obliged to incorporate the appendixes as prepared by the Sellers in form of a notarial deed into this agreement. In addition the Buyer has no further rights exceeding those pursuant to Section 12.

         The following appendixes were already available at the date of this agreement and thus become an integral part of this agreement already at this point of time:

         -        APPENDIX SECTION 1 ("Atronic Gruppe")

         -        APPENDIX SECTION 3.3.1 Teil (A), (B) und (C) ("Lizenzen")

         -        APPENDIX SECTION 4.5.9 ("EBITDA")

         -        ANLAGE SECTION 4.6.5 ("Netto Finanzverschuldung/Working
                  Capital")

         -        APPENDIX SECTION 7.4 ("Kaufpreis")

         - APPENDIX SECTION 10.2.4 Teil (A) with respect to IP-Rights ("Marken, Patente, Urheberrechte")

23.2 The cost of the notarial recording of this contract and of the deed with the appendices shall be borne by the Buyer

23.3     Each Party bears the costs of the advisers retained by that Party.

23.4 Amendments and modifications of this contract including this provision require notarization.

23.5 If one or more provisions of this contract are ineffective, this shall not affect the validity of the remainder of the contract. The Parties promise that, in such an event, the invalid provision shall be replaced by a provision that corresponds to the economic outcome of the invalid provision, in other words, a provision which comes closest to what the parties intended to agree.

23.6 This contract is governed by the law of the Federal Republic of Germany under exclusion of UN-Sales Convention. Only the German language version of this contract is definitive. In the event of disputes between the parties based on this contract, they agree to non-exclusive jurisdiction in Dusseldorf.

23.7 All communications subsequent to this purchase contract and its exhibits are to be sent by registered mail, telefax or by hand to the delivery addresses below:

         (a)      Delivery to Seller I:

                  Paul Gauselmann
                  Alter Moorweg 11
                  D-32339 Espelkamp

         (b)      Delivery to Seller II:

                  Michael Gauselmann
                  Frotheimer Weg 54
                  D-32339 Espelkamp

                  Copy to:

                  Rechtsanwalt Wolfgang Diewitz
                  BDPHG
                  Elsa Brandstrom Str. 1/3
                  33602 Bielefeld

         (c)      Delivery to Buyer:

                  Marc A. Crisafulli
                  Senior Vice President
                  GTECH Corporation
                  55 Technology Way
                  West Greenwich, Rhode Island
                  USA 02817

                  Copy to:

                  General Counsel
                  GTECH Corporation
                  55 Technology Way
                  West Greenwich, Rhode Island
                  USA 02817

                                  [SIGNATURES]

                              [APPENDICES OMITTED[

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